Exhibit 99.1

Allergan Reports Third Quarter 2018 Results Including GAAP Net Revenues of $3.9 Billion

– Q3 2018 GAAP Loss Per Share of $0.11; Non-GAAP Performance Net Income Per Share of $4.25 –

– Q3 2018 GAAP Operating Income of $257.5 Million; Non-GAAP Operating Income of $1.91 Billion –

– Q3 2018 GAAP Revenue Driven by Growth in Top Promoted Products Including BOTOX®, VRAYLAR®, JUVÉDERM® Collection of Fillers, Lo LOESTRIN® and ALLODERM® –

– Allergan Continues to Advance R&D Pipeline Including Cariprazine for Bipolar Depression, Ubrogepant for Migraine, Abicipar for AMD and Brimonidine DDS for Geographic Atrophy –

– Company Raises Full-Year 2018 Net Revenue and Non-GAAP Performance Net Income Per Share Guidance –
DUBLIN, Oct. 30, 2018 /PRNewswire/ -- Allergan plc (NYSE: AGN) today reported its third quarter 2018 performance. Total third quarter 2018 GAAP net revenues were $3.91 billion, a 3.0 percent decrease from the prior year quarter.

THIRD QUARTER 2018

(unaudited; $ in millions, except per share amounts)	Q3 '18	Q3 '17	Q3 '18 v Q3 '17	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	2018 v 2017
Total Net Revenues	$3,911.4	$4,034.3	(3.0)%	$11,707.7	$11,614.6	0.8%

Operating Income / (Loss)	$257.5	$(4,022.3)	106.4%	$(863.5)	$(5,830.7)	85.2%
Diluted EPS - Continuing Operations	$(0.11)	$(12.05)	99.1%	$(2.50)	$(22.23)	88.8%
SG&A Expense	$1,044.8	$1,169.7	(10.7)%	$3,328.2	$3,749.9	(11.2)%
R&D Expense	$424.2	$442.6	(4.2)%	$1,588.1	$1,691.9	(6.1)%
Continuing Operations Tax Rate	120.5%	29.3%	91.2%	37.5%	27.6%	9.9%

Non-GAAP Net Revenues	$3,911.4	$4,034.3	(3.0)%	$11,682.7	$11,614.6	0.6%
Non-GAAP Operating Income	$1,905.1	$1,968.2	(3.2)%	$5,638.0	$5,473.2	3.0%
Non-GAAP Performance Net Income Per Share	$4.25	$4.15	2.4%	$12.41	$11.51	7.8%
Non-GAAP Adjusted EBITDA	$2,007.7	$2,051.7	(2.1)%	$5,963.6	$5,813.1	2.6%
Non-GAAP SG&A Expense	$1,031.4	$1,099.6	(6.2)%	$3,214.5	$3,422.0	(6.1)%
Non-GAAP R&D Expense	$393.7	$405.3	(2.9)%	$1,138.4	$1,193.1	(4.6)%
Non-GAAP Continuing Operations Tax Rate	14.2%	13.1%	1.1%	14.2%	13.1%	1.1%

Executive Commentary

"Allergan's performance in the third quarter of 2018 highlights the momentum in our business and our focus on execution. We continued to deliver solid results in the third quarter, driven by double-digit growth from many of our key promoted brands, led by BOTOX® Therapeutic and Cosmetic, JUVÉDERM®, and VRAYLAR®," said Brent Saunders, Chairman and CEO of Allergan. "We also maintained momentum in the R&D pipeline with achievements of significant milestones for key programs including cariprazine in bipolar depression, ubrogepant in acute migraine and abicipar in age-related macular degeneration."

"Despite the 3.0 percent decline in net revenue driven primarily by loss of exclusivity on some brands, our core business, representing nearly 90 percent of our total revenues, grew 5.9 percent versus prior year or 7.4 percent excluding foreign exchange. Allergan also maintained strong operating margins and grew non-GAAP performance net income per share. Our business continues to generate robust cash flows, and we are maintaining a disciplined approach to capital allocation – with a strong balance sheet, strategic growth investments and capital returns to our shareholders," added Saunders. "With this strong momentum in the business and based on our revised expectations for RESTASIS®, we increased our full-year 2018 guidance for net revenue and non-GAAP performance net income per share."

"I am proud of what our team has accomplished this year and excited about our potential to create more value for patients, employees and shareholders for many years to come."

Third Quarter 2018 Performance

GAAP operating income in the third quarter 2018 was $257.5 million, including the impact of amortization. Non-GAAP operating income in the third quarter of 2018 was $1.91 billion, a decrease of 3.2 percent versus the prior year quarter, impacted by lower revenues as operating margin remained stable.

Operating Expenses

Total GAAP Selling, General and Administrative (SG&A) Expense was $1.04 billion for the third quarter 2018, a decrease of 10.7 percent from the prior year quarter. Total non-GAAP SG&A expense was $1.03 billion for the third quarter 2018, a decrease of 6.2 percent from the prior year period, driven primarily by a reduction in selling and marketing spending, including the impact of previous restructurings, as well as more favorable foreign exchange compared with the prior year quarter. GAAP R&D investment for the third quarter of 2018 was $424.2 million, compared to $442.6 million in the third quarter of 2017. Non-GAAP R&D investment for the third quarter 2018 was $393.7 million, compared to $405.3 million in the prior year quarter, in part due to reprioritization of R&D programs.

Amortization, Other Income (Expense) Net, Tax and Capitalization

Amortization expense for the third quarter 2018 was $1.59 billion, compared to $1.78 billion in the third quarter of 2017. GAAP other income (expense), net of $130.0 million in the three months ended September 30, 2018 was primarily attributed to a gain on the divestiture of the Company's Medical Dermatology business sold to Almirall on September 20, 2018. The Company's GAAP tax rate was 120.5 percent in the third quarter 2018. The Company's non-GAAP adjusted tax rate was 14.2 percent in the third quarter 2018. As of September 30, 2018, Allergan had cash and marketable securities of $1.21 billion and outstanding indebtedness of $23.58 billion. The Company repurchased $1.76 billion aggregate principal amount of its debt in the third quarter of 2018. It expects to conduct one or more financing transactions in the fourth quarter, subject to market conditions, that are expected, together with any additional repurchases during the fourth quarter, to reduce its outstanding debt on a net basis by at least $750 million.

THIRD QUARTER 2018 BUSINESS SEGMENT RESULTS

U.S. Specialized Therapeutics

U.S. Specialized Therapeutics net revenues were $1.71 billion in the third quarter of 2018 compared to $1.72 billion in the prior year quarter. Growth in BOTOX® Therapeutic and Medical Aesthetics, including BOTOX® Cosmetic and ALLODERM®, was offset in part by a decline in RESTASIS® due to lower net pricing, demand and trade inventory levels, as well as decreased revenues in Medical Dermatology due to generic pressure prior to divestiture. Segment gross margin for the third quarter of 2018 was 91.6 percent, impacted by RESTASIS®. Segment contribution for the third quarter 2018 was $1.20 billion.

Medical Aesthetics

  Facial Aesthetics
    BOTOX® Cosmetic net revenues rose 13.9 percent in the third quarter of 2018 from the prior year quarter to $216.0 million.
    JUVÉDERM® Collection (defined as JUVÉDERM®, VOLUMA® and other fillers) net revenues in the third quarter of 2018 were $127.2 million, an increase of 10.0 percent versus the prior year quarter.
  Regenerative Medicine
    ALLODERM® net revenues in the third quarter of 2018 grew 25.1 percent from the prior year quarter to $105.8 million.
  Body Contouring
    CoolSculpting® net revenues (including both CoolSculpting® Systems/Applicators and Consumables) in the third quarter of 2018 were $84.9 million, compared to $83.4 million in the prior year quarter.

Neurosciences & Urology

  BOTOX® Therapeutic net revenues in the third quarter of 2018 were $407.4 million, an increase of 10.4 percent versus the prior year quarter.

Eye Care

  RESTASIS® net revenues in the third quarter of 2018 were $298.0 million, a decrease of 18.8 percent versus the prior year quarter.
  ALPHAGAN®/COMBIGAN® net revenues in the third quarter of 2018 were $95.4 million compared with $92.7 million in the prior year quarter.
  OZURDEX® net revenues in the third quarter of 2018 increased 16.3 percent from the prior year quarter to $28.6 million.

U.S. General Medicine

U.S. General Medicine net revenues in the third quarter of 2018 were $1.38 billion, a decrease of 7.8 percent versus the prior year quarter, impacted by lower revenues from NAMENDA XR ® and ESTRACE® due to generic competition, offset by growth from VRAYLAR®, Lo LOESTRIN® and LINZESS®. Segment gross margin for the third quarter of 2018 was 84.1 percent. Segment contribution for the third quarter 2018 was $890.8 million.

Central Nervous System

  VRAYLAR® net revenues rose 72.1 percent in the third quarter of 2018 from the prior year quarter to $138.0 million.
  VIIBRYD®/FETZIMA® net revenues in the third quarter of 2018 were $88.5 million, compared to $86.5 million in the prior year quarter.
  NAMENDA XR® net revenues in the third quarter of 2018 were $16.2 million, versus $114.3 million in the prior year quarter, impacted by loss of patent exclusivity for NAMENDA XR® in February 2018.

Gastrointestinal, Women's Health & Diversified Brands

  LINZESS® net revenues in the third quarter of 2018 were $204.8 million, an increase of 7.3 percent versus the prior year quarter.
  Lo LOESTRIN® net revenues in the third quarter of 2018 were $141.5 million, an increase of 17.9 percent versus the prior year quarter.
  BYSTOLIC®/BYVALSON® net revenues in the third quarter of 2018 were $151.2 million, compared to $164.2 million in the prior year quarter.

International

International net revenues in the third quarter of 2018 were $821.6 million, an increase of 7.8 percent versus the prior year quarter excluding foreign exchange impact, driven by growth in Facial Aesthetics and BOTOX® Therapeutic. International net revenues were negatively impacted by a recall of OZURDEX® in certain international markets. Excluding this impact, International net revenues would have grown by 11.8% excluding foreign exchange impact. Segment gross margin for the third quarter of 2018 was 84.1 percent, also impacted by OZURDEX®. Segment contribution was $449.8 million.

Facial Aesthetics

  BOTOX® Cosmetic net revenues in the third quarter of 2018 were $163.4 million, an increase of 32.5 percent versus the prior year quarter excluding foreign exchange impact.
  JUVÉDERM® Collection net revenues in the third quarter of 2018 were $138.6 million, an increase of 16.9 percent versus the prior year quarter excluding foreign exchange impact.

Eye Care

  LUMIGAN®/GANFORT® net revenues in the third quarter of 2018 were $94.8 million, an increase of 7.4 percent versus the prior year quarter excluding foreign exchange impact.
  OZURDEX® net revenues in the third quarter of 2018 were $25.8 million compared to $50.2 million in the prior year quarter.

Botox Therapeutic

  BOTOX® Therapeutic net revenues in the third quarter of 2018 were $92.9 million, an increase of 16.5 percent versus the prior year quarter excluding foreign exchange impact.

PIPELINE UPDATE

Allergan R&D continues to deliver on its pipeline. Key development highlights in the third quarter of 2018 included:

Regulatory Milestones & Clinical Updates

  Allergan announced the completion of two positive safety studies of ubrogepant for the acute treatment of migraine. The first study (UBR-MD-04) evaluated the long-term safety and tolerability of ubrogepant (50 mg and 100 mg) compared to usual care for the acute treatment of migraine in adults for one year. The second study (3110-105-002) evaluated the hepatic safety and tolerability of ubrogepant 100 mg compared to placebo in healthy study participants over eight weeks. Based on the completion of these safety studies for ubrogepant and previously reported efficacy and safety results from the ubrogepant ACHIEVE I (UBR-MD-01) and ACHIEVE II (UBR-MD-02). studies, Allergan will submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) by the first quarter of 2019.
  Allergan announced the FDA has accepted for review the Company's supplemental New Drug Application (sNDA) for VRAYLAR® (cariprazine), seeking to expand the indication to include the treatment of depressive episodes associated with bipolar I disorder (bipolar depression) in adults. The sNDA is supported by data from three pivotal trials, in each of which cariprazine demonstrated greater improvement than placebo for the change from baseline to week 6 on the Montgomery Asberg Depression Rating scale total score.
  Allergan announced that the FDA has granted Fast Track designation for AGN-241751, an investigational new treatment for Major Depressive Disorder. AGN-241751 is a novel, oral NMDA modulator in Phase 2 development.
  Allergan and Molecular Partners announced two positive Phase 3 clinical trials on Abicipar for the treatment of neovascular age-related macular degeneration. The two identical studies demonstrated that both the 8-week and 12-week treatment regimens met the pre-specified primary endpoint of non-inferiority to Ranibizumab. The Biologics License Application (BLA) filing for Abicipar is planned for the first half of 2019, pending a pre-BLA meeting. Allergan continues to expect results from MAPLE trial using its further optimized formulation in the first half of 2019.
  Allergan announced positive results in Phase 2b clinical trials for Brimonidine DDS for geographic atrophy secondary to age-related macular degeneration. The BEACON study evaluated the safety and efficacy of the intravitreal implant and found that Brimonidine DDS significantly reduced mean geographic atrophy area growth at 24 and 30-months. Allergan plans to initiate Phase 3 in the second half of 2019.
  Allergan received a Complete Response Letter from the FDA in response to the NDA for ulipristal acetate for the treatment of abnormal uterine bleeding in women with uterine fibroids. The agency cited safety concerns regarding ESMYA post-marketing reports outside the United States. Allergan plans to meet with the FDA by the end of 2018 to discuss their comments and next steps.
  Allergan's CoolSculpting® treatment received FDA clearance to treat the submandibular area below the jawline. In addition, the FDA clearance was expanded to include patients with a BMI of up to 46.2 when treating the submental and submandibular areas. This clearance makes CoolSculpting® the first and only nonsurgical fat reduction treatment to contour the area below the jawline and improve the appearance of lax tissue in conjunction with submental fat treatments.

FULL YEAR 2018 GUIDANCE

	Previous Guidance		Current Guidance
	Twelve Months Ending December 31, 2018		Twelve Months Ending December 31, 2018
Full Year 2018	GAAP	NON-GAAP	GAAP	NON-GAAP

Total Net Revenues	~$15.475 - $15.625 billion	~$15.450 - $15.600 billion	~$15.575 - $15.725 billion	~$15.550 - $15.700 billion
Gross Margin (as a % of revenues)	~ 86.0% - 86.5%	~ 85.5% - 86.0%	~ 86.0%	~ 85.5%
SG&A Expense	~$4.450 billion	~$4.350 billion	~$4.450 billion	~$4.350 billion
R&D Expense	~$2.2 billion	~$1.55 billion	~$2.3 billion	~$1.55 billion
Net Interest Expense/Other Income (Expense)	~ $750.0 million	~ $900.0 million	~ 600.0 million	~ 900.0 million
Tax Rate	~ 45%	~ 14.5%	~ 33%	~ 14.5%
Net Income / (Loss) Per Share[1]	~ $(3.08) - $(2.57)	~ $16.00 - $16.50	~ $(3.36) - $(2.95)	~ $16.20 - $16.60
Average 2018 Share Count[2]	~ 339.0 million	~ 343.0 million	~ 340.0 million	~ 343.0 million
Cash Flow from Operations	~ $5.2 billion	N/A	~ $5.2 billion	N/A

(1) GAAP represents EPS for ordinary shareholders. GAAP (loss) per share includes the impact of amortization of approximately $6.55 billion, IPR&D impairments and asset sales and impairments, net of $1,075.0 million and dividends on preferred shares through the date of conversion into ordinary shares. Non-GAAP represents performance net income per share.

(2) GAAP EPS shares do not include dilution of shares as earnings are a net loss. As such, the dilution impact of preferred share conversion and outstanding equity awards is not included in the forecasted shares.

THIRD QUARTER 2018 CONFERENCE CALL AND WEBCAST DETAILS

Allergan will host a conference call and webcast today, Tuesday, October 30, at 8:30 a.m. Eastern Time to discuss its third quarter 2018 results. The dial-in number to access the call is U.S./Canada (877) 251-7980, International (706) 643-1573, and the conference ID is 2759968. A replay of the conference call will also be available beginning approximately two hours after the call's conclusion and will remain available through 11:30 p.m. Eastern Time on November 30, 2018. The replay may be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID 2759968.

To access the live webcast, please visit Allergan's Investor Relations website at https://www.allergan.com/investors/events-presentations. A replay of the webcast will also be available.

Allergan Contacts:
Investors:
Daphne Karydas (862) 261-8006
Karina Calzadilla (862) 261-7328
Media:
Amy Rose (862) 289-3072

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical leader. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women's health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, a model of research and development, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. With this approach, Allergan has built one of the broadest development pipelines in the pharmaceutical industry.

Allergan's success is powered by our global colleagues' commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan's website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan's current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan's current expectations depending upon a number of factors affecting Allergan's business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan's products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; uncertainty associated with financial projections, projected debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan's periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan's Annual Report on Form 10-K for the year ended December 31, 2017 and Allergan's Quarterly Report on Form 10-Q for the period ended June 30, 2018. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

The following presents Allergan plc's statement of operations for the three and nine months ended September 30, 2018 and 2017:
Table 1
ALLERGAN PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
Net revenues	$3,911.4	$4,034.3	$11,707.7	$11,614.6

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	596.8	586.5	1,601.4	1,587.1
Research and development	424.2	442.6	1,588.1	1,691.9
Selling, general and administrative	1,044.8	1,169.7	3,328.2	3,749.9
Amortization	1,588.5	1,781.0	4,983.2	5,274.9
In-process research and development impairments	-	202.0	798.0	1,245.3
Asset sales and impairments, net	(0.4)	3,874.8	272.3	3,896.2
Total operating expenses	3,653.9	8,056.6	12,571.2	17,445.3
Operating income / (loss)	257.5	(4,022.3)	(863.5)	(5,830.7)

Non-operating income (expense):
Interest income	10.0	11.1	33.6	53.0
Interest (expense)	(220.4)	(265.2)	(701.0)	(832.3)
Other income (expense), net	130.0	(1,310.3)	266.6	(3,366.6)
Total other income (expense), net	(80.4)	(1,564.4)	(400.8)	(4,145.9)
Income / (loss) before income taxes and noncontrolling interest	177.1	(5,586.7)	(1,264.3)	(9,976.6)
Provision / (benefit) for income taxes	213.4	(1,638.8)	(474.0)	(2,752.1)
(Loss) from continuing operations, net of tax	(36.3)	(3,947.9)	(790.3)	(7,224.5)
(Loss) from discontinued operations, net of tax	-	(6.1)	-	(17.6)
Net (loss)	(36.3)	(3,954.0)	(790.3)	(7,242.1)
(Income) attributable to noncontrolling interest	(1.6)	(1.7)	(6.2)	(4.7)
Net (loss) attributable to shareholders	(37.9)	(3,955.7)	(796.5)	(7,246.8)
Dividends on preferred shares	-	69.6	46.4	208.8
Net (loss) attributable to ordinary shareholders	$(37.9)	$(4,025.3)	$(842.9)	$(7,455.6)

(Loss) per share attributable to ordinary shareholders - basic:
Continuing operations	$(0.11)	$(12.05)	$(2.50)	$(22.23)
Discontinued operations	-	(0.02)	-	(0.05)
Net (loss) per share - basic	$(0.11)	$(12.07)	$(2.50)	$(22.28)
(Loss) per share attributable to ordinary shareholders - diluted:
Continuing operations	$(0.11)	$(12.05)	$(2.50)	$(22.23)
Discontinued operations	-	(0.02)	-	(0.05)
Net (loss) per share - diluted	$(0.11)	$(12.07)	$(2.50)	$(22.28)

Dividends per ordinary share	$0.72	$0.70	$2.16	$2.10

Weighted average shares outstanding:
Basic	339.0	333.5	337.6	334.6
Diluted	339.0	333.5	337.6	334.6
The following table details Allergan plc's product revenue for significant promoted products globally, within the U.S., and international for the three and nine months ended September 30, 2018 and 2017.

ALLERGAN PLC
NET REVENUES TOP GLOBAL PRODUCTS
(Unaudited; in millions)

	Three Months Ended September 30, 2018					Three Months Ended September 30, 2017					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$623.4	$-	$256.3	$-	$879.7	$558.6	$-	$215.9	$-	$774.5	$105.2	13.6%
Restasis®	298.0	-	13.6	-	311.6	366.8	-	15.5	-	382.3	(70.7)	(18.5)%
Juvederm® Collection	127.2	-	138.6	-	265.8	115.6	-	126.5	-	242.1	23.7	9.8%
Lumigan®/Ganfort®	78.0	-	94.8	-	172.8	83.3	-	91.5	-	174.8	(2.0)	(1.1)%
Linzess®/Constella®	-	204.8	5.7	-	210.5	-	190.9	5.7	-	196.6	13.9	7.1%
Bystolic® /Byvalson®	-	151.2	0.5	-	151.7	-	164.2	0.5	-	164.7	(13.0)	(7.9)%
Alphagan®/Combigan®	95.4	-	40.5	-	135.9	92.7	-	43.4	-	136.1	(0.2)	(0.1)%
Namenda XR®	-	16.2	-	-	16.2	-	114.3	-	-	114.3	(98.1)	(85.8)%
Lo Loestrin®	-	141.5	-	-	141.5	-	120.0	-	-	120.0	21.5	17.9%
Estrace® Cream	-	14.8	-	-	14.8	-	101.6	-	-	101.6	(86.8)	(85.4)%
Breast Implants	58.2	-	35.6	-	93.8	58.0	-	38.1	-	96.1	(2.3)	(2.4)%
Viibryd®/Fetzima®	-	88.5	1.8	-	90.3	-	86.5	1.0	-	87.5	2.8	3.2%
Eye Drops	54.8	-	66.8	-	121.6	53.7	-	71.2	-	124.9	(3.3)	(2.6)%
Minastrin® 24	-	0.6	-	-	0.6	-	3.6	-	-	3.6	(3.0)	(83.3)%
Asacol®/Delzicol®	-	32.1	10.9	-	43.0	-	49.5	11.9	-	61.4	(18.4)	(30.0)%
Coolsculpting® Consumables	55.5	-	14.2	-	69.7	50.3	-	13.8	-	64.1	5.6	8.7%
Coolsculpting® Systems & Add On Applicators	29.4	-	8.3	-	37.7	33.1	-	10.2	-	43.3	(5.6)	(12.9)%
Ozurdex ®	28.6	-	25.8	-	54.4	24.6	-	50.2	-	74.8	(20.4)	(27.3)%
Carafate ® /Sulcrate ®	-	53.4	0.7	-	54.1	-	58.7	0.7	-	59.4	(5.3)	(8.9)%
Aczone®	17.4	-	0.1	-	17.5	46.7	-	0.2	-	46.9	(29.4)	(62.7)%
Zenpep®	-	62.1	-	-	62.1	-	56.8	-	-	56.8	5.3	9.3%
Canasa®/Salofalk®	-	46.8	4.4	-	51.2	-	39.0	4.6	-	43.6	7.6	17.4%
Vraylar™	-	138.0	-	-	138.0	-	80.2	-	-	80.2	57.8	72.1%
Saphris®	-	36.4	-	-	36.4	-	37.2	-	-	37.2	(0.8)	(2.2)%
Viberzi®	-	46.8	0.3	-	47.1	-	40.9	0.2	-	41.1	6.0	14.6%
Teflaro®	-	33.4	-	-	33.4	-	29.1	-	-	29.1	4.3	14.8%
Namzaric®	-	28.0	-	-	28.0	-	37.0	-	-	37.0	(9.0)	(24.3)%
Rapaflo®	20.5	-	1.8	-	22.3	28.3	-	1.8	-	30.1	(7.8)	(25.9)%
Tazorac®	9.3	-	0.2	-	9.5	15.1	-	0.1	-	15.2	(5.7)	(37.5)%
SkinMedica®	19.9	-	1.7	-	21.6	18.7	-	1.4	-	20.1	1.5	7.5%
Latisse®	12.3	-	2.0	-	14.3	13.6	-	1.9	-	15.5	(1.2)	(7.7)%
Kybella® /Belkyra®	5.2	-	1.6	-	6.8	9.6	-	1.6	-	11.2	(4.4)	(39.3)%
Alloderm®	105.8	-	1.0	-	106.8	84.6	-	1.5	-	86.1	20.7	24.0%
Dalvance®	-	9.2	-	-	9.2	-	16.1	-	-	16.1	(6.9)	(42.9)%
Avycaz®	-	24.7	-	-	24.7	-	16.9	-	-	16.9	7.8	46.2%
Liletta®	-	12.7	-	-	12.7	-	9.3	-	-	9.3	3.4	36.6%
Namenda® IR	-	0.1	-	-	0.1	-	-	-	-	-	0.1	n.a.
Armour Thyroid	-	48.0	-	-	48.0	-	38.5	-	-	38.5	9.5	24.7%
Savella®	-	22.4	-	-	22.4	-	24.0	-	-	24.0	(1.6)	(6.7)%
Lexapro®	-	15.6	-	-	15.6	-	12.9	-	-	12.9	2.7	20.9%
Other Products Revenues	67.3	154.0	94.4	2.3	318.0	71.5	170.2	98.4	4.3	344.4	(26.4)	(7.7)%
Total Net Revenues	$1,706.2	$1,381.3	$821.6	$2.3	3,911.4	$1,724.8	$1,497.4	$807.8	$4.3	4,034.3	$(122.9)	(3.0)%

	Nine Months Ended September 30, 2018					Nine Months Ended September 30, 2017					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Global	US Specialized Therapeutics	US General Medicine	International	Corporate	Global	Total Change	Total Change Percentage

Botox®	$1,854.4	$-	$777.1	$-	$2,631.5	$1,642.0	$-	$662.6	$-	$2,304.6	$326.9	14.2%
Restasis®	872.0	-	47.9	-	919.9	1,012.0	-	46.7	-	1,058.7	(138.8)	(13.1)%
Juvederm® Collection	389.8	-	440.8	-	830.6	361.6	-	386.0	-	747.6	83.0	11.1%
Lumigan®/Ganfort®	217.8	-	295.7	-	513.5	236.6	-	271.8	-	508.4	5.1	1.0%
Linzess®/Constella®	-	555.9	17.7	-	573.6	-	506.3	16.1	-	522.4	51.2	9.8%
Bystolic® /Byvalson®	-	432.1	1.6	-	433.7	-	454.7	1.5	-	456.2	(22.5)	(4.9)%
Alphagan®/Combigan®	277.7	-	129.3	-	407.0	275.5	-	128.4	-	403.9	3.1	0.8%
Namenda XR®	-	60.1	-	-	60.1	-	355.0	-	-	355.0	(294.9)	(83.1)%
Lo Loestrin®	-	383.9	-	-	383.9	-	332.8	-	-	332.8	51.1	15.4%
Estrace® Cream	-	34.3	-	-	34.3	-	265.1	-	-	265.1	(230.8)	(87.1)%
Breast Implants	194.8	-	119.6	-	314.4	173.6	-	116.8	-	290.4	24.0	8.3%
Viibryd®/Fetzima®	-	246.9	4.9	-	251.8	-	244.2	2.1	-	246.3	5.5	2.2%
Eye Drops	154.8	-	208.0	-	362.8	152.2	-	207.2	-	359.4	3.4	0.9%
Minastrin® 24	-	6.6	-	-	6.6	-	56.1	-	-	56.1	(49.5)	(88.2)%
Asacol®/Delzicol®	-	102.9	35.0	-	137.9	-	152.7	36.8	-	189.5	(51.6)	(27.2)%
Coolsculpting® Consumables	180.8	-	40.8	-	221.6	98.2	-	26.3	-	124.5	97.1	78.0%
Coolsculpting® Systems & Add On Applicators	99.5	-	21.8	-	121.3	64.1	-	20.4	-	84.5	36.8	43.6%
Alloderm®	312.4	-	5.5	-	317.9	223.3	-	5.0	-	228.3	89.6	39.2%
Ozurdex ®	81.7	-	158.1	-	239.8	72.0	-	152.5	-	224.5	15.3	6.8%
Carafate ® /Sulcrate ®	-	163.7	2.1	-	165.8	-	176.6	2.1	-	178.7	(12.9)	(7.2)%
Aczone®	54.5	-	0.3	-	54.8	128.3	-	0.3	-	128.6	(73.8)	(57.4)%
Zenpep®	-	170.5	-	-	170.5	-	153.8	-	-	153.8	16.7	10.9%
Canasa®/Salofalk®	-	130.4	13.1	-	143.5	-	115.7	13.3	-	129.0	14.5	11.2%
Vraylar™	-	336.6	-	-	336.6	-	200.1	-	-	200.1	136.5	68.2%
Saphris®	-	102.9	-	-	102.9	-	117.5	-	-	117.5	(14.6)	(12.4)%
Viberzi®	-	127.6	0.7	-	128.3	-	113.7	0.3	-	114.0	14.3	12.5%
Teflaro®	-	98.0	0.6	-	98.6	-	92.7	-	-	92.7	5.9	6.4%
Namzaric®	-	93.2	-	-	93.2	-	94.0	-	-	94.0	(0.8)	(0.9)%
Rapaflo®	63.0	-	4.6	-	67.6	79.9	-	5.5	-	85.4	(17.8)	(20.8)%
Tazorac®	25.1	-	0.6	-	25.7	51.3	-	0.5	-	51.8	(26.1)	(50.4)%
SkinMedica®	58.8	-	5.3	-	64.1	72.1	-	1.4	-	73.5	(9.4)	(12.8)%
Latisse®	39.6	-	6.3	-	45.9	40.5	-	6.2	-	46.7	(0.8)	(1.7)%
Kybella® /Belkyra®	24.6	-	5.3	-	29.9	37.4	-	5.1	-	42.5	(12.6)	(29.6)%
Dalvance®	-	38.8	1.3	-	40.1	-	40.9	1.2	-	42.1	(2.0)	(4.8)%
Avycaz®	-	70.0	-	-	70.0	-	42.7	-	-	42.7	27.3	63.9%
Liletta®	-	36.3	-	-	36.3	-	23.1	-	-	23.1	13.2	57.1%
Namenda® IR	-	0.2	-	-	0.2	-	0.1	-	-	0.1	0.1	100.0%
Armour Thyroid	-	145.4	-	-	145.4	-	117.8	-	-	117.8	27.6	23.4%
Savella®	-	61.4	-	-	61.4	-	74.3	-	-	74.3	(12.9)	(17.4)%
Lexapro®	-	44.8	-	-	44.8	-	39.4	-	-	39.4	5.4	13.7%
Other Products Revenues	210.2	482.5	290.5	36.7	1,019.9	201.2	501.6	287.5	18.3	1,008.6	11.3	1.1%
Total Net Revenues	$5,111.5	$3,925.0	$2,634.5	$36.7	11,707.7	$4,921.8	$4,270.9	$2,403.6	$18.3	11,614.6	$93.1	0.8%

The following table presents Allergan plc's Condensed Consolidated Balance Sheets as of September 30, 2018 and December 31, 2017.
Table 3
ALLERGAN PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	September 30,	December 31,
	2018	2017

Assets
Cash and cash equivalents	$1,187.9	$1,817.2
Marketable securities	22.0	4,632.1
Accounts receivable, net	2,826.9	2,899.0
Inventories	894.6	904.5
Prepaid expenses and other current assets	801.5	1,123.9
Assets held for sale	177.0	81.6
Property, plant and equipment, net	1,756.6	1,785.4
Investments and other assets	1,292.2	587.0
Product rights and other intangibles	48,127.4	54,648.3
Goodwill	49,456.4	49,862.9
Total assets	$106,542.5	$118,341.9

Liabilities & Equity
Current liabilities	$4,880.3	$5,616.3
Current and long-term debt and capital leases	23,583.4	30,075.3
Deferred income taxes and other liabilities	7,557.9	8,813.2
Total equity	70,520.9	73,837.1
Total liabilities and equity	$106,542.5	$118,341.9

The following table presents Allergan plc's Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2018 and 2017.
Table 4
ALLERGAN PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash Flows From Operating Activities:
Net (loss)	$(36.3)	$(3,954.0)	$(790.3)	$(7,242.1)
Reconciliation to net cash provided by operating activities:
Depreciation	44.5	42.0	149.7	123.2
Amortization	1,588.5	1,781.0	4,983.2	5,274.9
Provision for inventory reserve	29.5	28.6	74.9	77.3
Share-based compensation	57.8	72.3	185.2	220.8
Deferred income tax benefit	(3.2)	(1,726.5)	(1,362.8)	(3,205.3)
In-process research and development impairments	-	202.0	798.0	1,245.3
Loss on asset sales and impairments, net	(0.4)	3,874.8	272.3	3,896.2
Net income impact of determining that the loss on investment of Teva securities is other-than-temporary	-	1,295.5	-	3,273.5
Gain on sale of Teva shares, net	-	-	(60.9)	-
Amortization of inventory step up	-	38.4	-	126.2
Gain on sale of business	(129.6)	-	(182.6)	-
Non-cash extinguishment of debt	13.4	-	17.4	(8.2)
Cash charge related to extinguishment of debt	(5.1)	-	(18.2)	170.5
Amortization of deferred financing costs	5.5	6.4	17.4	19.6
Contingent consideration adjustments, including accretion	(11.3)	(66.8)	(113.1)	(51.6)
Other, net	0.8	4.4	0.5	(18.2)
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	(73.3)	0.5	17.0	(138.5)
Decrease / (increase) in inventories	(22.9)	(12.6)	(136.2)	(107.7)
Decrease / (increase) in prepaid expenses and other current assets	(44.7)	35.3	(5.4)	45.8
Increase / (decrease) in accounts payable and accrued expenses	(5.7)	(148.8)	(46.1)	(356.3)
Increase / (decrease) in income and other taxes payable	50.1	(27.6)	415.5	646.1
Increase / (decrease) in other assets and liabilities	(14.6)	27.5	(74.0)	4.0
Net cash provided by operating activities	1,443.0	1,472.4	4,141.5	3,995.5
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(58.6)	(96.8)	(165.1)	(234.0)
Additions to product rights and other intangibles	-	(18.0)	-	(604.3)
Additions to investments	(0.5)	(1,645.9)	(1,456.4)	(8,433.8)
Proceeds from sale of investments and other assets	550.0	1,276.9	6,201.3	14,474.4
Payments to settle Teva related matters	-	-	(466.0)	-
Proceeds from sales of property, plant and equipment	13.1	1.5	24.6	5.8
Acquisitions of businesses, net of cash acquired	-	-	-	(5,290.4)
Net cash provided by / (used in) investing activities	504.0	(482.3)	4,138.4	(82.3)
Cash Flows From Financing Activities:
Proceeds from borrowings on long-term indebtedness, including credit facility	8.2	2.0	717.2	3,025.0
Proceeds from Forward Sale of Teva securities	-	-	465.5	-
Debt issuance and other financing costs	-	-	-	(17.5)
Payments on debt, including capital lease obligations	(1,762.2)	-	(7,115.9)	(5,579.2)
Cash charge related to extinguishment of debt	-	-	-	(170.5)
Proceeds from stock plans	29.0	42.5	98.2	167.2
Other financing, including contingent consideration	(11.1)	(10.1)	(21.7)	(515.2)
Payments to settle Teva related matters	-	-	(234.0)	-
Repurchase of ordinary shares	(451.4)	(1.2)	(2,023.5)	(36.4)
Dividends	(244.4)	(305.1)	(808.1)	(917.0)
Net cash (used in) financing activities	(2,431.9)	(271.9)	(8,922.3)	(4,043.6)
Effect of currency exchange rate changes on cash and cash equivalents	(1.9)	7.6	13.1	19.1
Net increase / (decrease) in cash and cash equivalents	(486.8)	725.8	(629.3)	(111.3)
Cash and cash equivalents at beginning of period	1,674.7	886.9	1,817.2	1,724.0
Cash and cash equivalents at end of period	$1,187.9	$1,612.7	$1,187.9	$1,612.7
Non-GAAP performance net income per share is used by management as one of the primary metrics in evaluating the Company's performance.  We believe that Non-GAAP performance net income per share enhances the comparability of our results between periods and provides additional information and transparency to investors on adjustments and other items that are not indicative of the Company's current and future operating performance.  These are the financial measures used by our management team to evaluate our operating performance and make day to day operating decisions.  We define non-GAAP adjustments to the reported GAAP measures as GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives or other restructurings of a similar nature, (iii) acquisition, divestiture, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses.  Non-GAAP performance net income per share is not, and should not be viewed as, a substitute for reported GAAP continuing operations loss per share.  The Company has consistently excluded amortization of all intangible assets, including the product rights that generate a significant portion of our ongoing revenue. The Company's total accumulated amortization, including impairments of currently marketed products, related to our intangible assets as of September 30, 2018 and December 31, 2017 was $29.8 billion and $25.8 billion, respectively, and is expected to continue to be a material non-GAAP adjustment.  The following table presents Allergan plc's GAAP to Non-GAAP adjustments for the three and nine months ended September 30, 2018 and 2017:

Table 5
ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)

	Three Months Ended September 30, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales and Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$3,911.4	$596.8	$424.2	$755.6	$289.2	$1,588.5	$(0.4)	$(210.4)	$130.0	$213.4

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.3)	(0.6)	(1.2)	(0.4)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	-	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(6.6)	(0.9)	(1.3)	(1.3)	-	-	-	-	-
Costs associated with disposed businesses	-	-	-	-	0.5	-	-	-	-	-
Integration charges of acquired businesses	-	(0.2)	(0.2)	(0.3)	(8.5)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Merck & Co.	-	-	(30.0)	-	-	-	-	-	-	-
Editas Medicine, Inc.	-	-	(15.0)	-	-	-	-	-	-	-
Other	-	-	(5.1)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(10.0)	21.4	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.5)	-	-
Asset sales and impairments, other	-	-	-	-	-	-	0.4	-	-	-
Gain on the sale of business	-	-	-	-	-	-	-	-	(129.6)	-
Loss on bond repurchases	-	-	-	-	-	-	-	-	7.5	-
Litigation settlement related charges	-	-	-	-	(1.1)	-	-	-	-	-
Other adjustments	-	(0.1)	(0.1)	-	0.2	(1,588.5)	-	-	(3.9)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	94.2
Discrete income tax events	-	-	-	-	-	-	-	-	-	(67.6)

Non-GAAP Adjusted	$3,911.4	$579.6	$393.7	$752.8	$278.6	$-	$-	$(215.9)	$4.0	$240.0

	Three Months Ended September 30, 2017
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales and Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,034.3	$586.5	$442.6	$832.8	$336.9	$1,781.0	$4,076.8	$(254.1)	$(1,310.3)	$(1,638.8)

Impact of selling through purchase accounting mark-up on acquired inventory	-	(38.4)	-	-	-	-	-	-	-	-
Purchase accounting impact on stock-based compensation for acquired awards	-	(1.2)	(4.3)	(8.1)	(3.4)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	(0.5)	(3.2)	(2.0)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(39.7)	11.7	5.2	(6.4)	-	-	-	-	-
Costs associated with disposed businesses	-	(1.6)	-	(0.2)	(0.3)	-	-	-	-	-
Integration charges of acquired businesses	-	-	(1.4)	1.3	(21.1)	-	-	-	-	-
Brand related milestones and upfront expenses for asset acquisitions
Heptares Therapeutics Ltd.	-	-	(15.0)	-	-	-	-	-	-	-
Lyndra, Inc.	-	-	(15.0)	-	-	-	-	-	-	-
Other	-	-	(12.6)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	67.0	(0.2)	-	-	-	-	-	-	-
Net income impact of determining that the loss on investment of Teva securities is other-than-temporary	-	-	-	-	-	-	-	-	1,295.5	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(6.8)	-	-
Impairment of Restasis® intangible assets and dry eye IPR&D projects acquired in the Allergan acquisition	-	-	-	-	-	-	(3,394.0)	-	-	-
Impairment of Aczone® intangible assets	-	-	-	-	-	-	(646.0)	-	-	-
Decrease in realization of certain R&D projects acquired in the Warner Chilcott acquisition	-	-	-	-	-	-	(21.0)	-	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(17.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	1.2	-	-	-
Litigation settlement related charges	-	-	-	-	(32.9)	-	-	-	-	-
Other adjustments	-	(13.8)	-	(1.3)	2.3	(1,781.0)	-	-	0.3	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	1,856.3
Discrete income tax events	-	-	-	-	-	-	-	-	-	4.3

Non-GAAP Adjusted	$4,034.3	$558.8	$405.3	$826.5	$273.1	$-	$-	$(260.9)	$(14.5)	$221.8

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the three months ended September 30, 2018 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the three months ended September 30, 2018 excludes a net discrete tax detriment of approximately $67.6 million related to a change in the applicable tax rate on certain temporary differences, the tax effects of uncertain tax positions and other individually insignificant items.

	Nine Month Ended September 30, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales and Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$11,707.7	$1,601.4	$1,588.1	$2,409.0	$919.2	$4,983.2	$1,070.3	$(667.4)	$266.6	$(474.0)

Purchase accounting impact on stock-based compensation for acquired awards	-	(1.8)	(4.2)	(7.2)	(2.5)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	(0.7)	(0.8)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(28.5)	(1.8)	(18.5)	(5.6)	-	(13.6)	-	-	-
Costs associated with disposed businesses	-	(1.5)	-	-	(2.8)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.2)	(0.8)	(1.0)	(33.1)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Elastagen Pty Ltd	-	-	(96.1)	-	-	-	-	-	-	-
AstraZeneca plc	-	-	(90.0)	-	-	-	-	-	-	-
Merck & Co.	-	-	(115.0)	-	-	-	-	-	-	-
Chase Pharmaceuticals Corporation	-	-	(75.0)	-	-	-	-	-	-	-
Repros Therapeutics, Inc.	-	-	(33.2)	-	-	-	-	-	-	-
Editas Medicine, Inc.	-	-	(15.0)	-	-	-	-	-	-	-
Other	-	-	(16.5)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	115.4	(2.2)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(15.7)	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(236.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae acquisition	-	-	-	-	-	-	(40.0)	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(252.0)	-	-	-
Impairment of RORgt IPR&D product	-	-	-	-	-	-	(522.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(6.7)	-	-	-
Gain on Teva securities	-	-	-	-	-	-	-	-	(60.6)	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Gain on the sale of business	-	-	-	-	-	-	-	-	(182.6)	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(1.7)	-
Litigation settlement related charges	-	-	-	-	(40.4)	-	-	-	-	-
Other adjustments	-	-	0.1	-	(1.1)	(4,983.2)	-	-	(3.7)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	847.3
Discrete income tax events	-	-	-	-	-	-	-	-	-	334.0

Non-GAAP Adjusted	$11,682.7	$1,684.8	$1,138.4	$2,381.6	$832.9	$-	$-	$(683.1)	$18.0	$707.3

	Nine Month Ended September 30, 2017
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales and Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$11,614.6	$1,587.1	$1,691.9	$2,637.1	$1,112.8	$5,274.9	$5,141.5	$(779.3)	$(3,366.6)	$(2,752.1)

Impact of selling through purchase accounting mark-up on acquired inventory	-	(126.2)	-	-	-	-	-	-	-	-
Expenditures incurred with the Pfizer transaction	-	(2.0)	(2.4)	(5.6)	(10.5)	-	-	-	-	-
Purchase accounting impact on stock-based compensation for acquired awards	-	(3.3)	(14.5)	(26.4)	(45.8)	-	-	-	-	-
Severance due to integration of acquired entities	-	(0.5)	(3.0)	(18.7)	(16.7)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(45.1)	(15.1)	(24.7)	(9.9)	-	-	-	-	-
Costs associated with disposed businesses	-	(2.6)	-	(0.2)	(13.7)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.6)	(2.3)	(4.3)	(76.1)	-	-	-	-	-
Brand related milestones and upfront expenses for asset acquisitions
Assembly Biosciences, Inc.	-	-	(50.0)	-	-	-	-	-	-	-
Lysosomal Therapeutics, Inc.	-	-	(145.0)	-	-	-	-	-	-	-
Editas Medicine Inc.	-	-	(90.0)	-	-	-	-	-	-	-
Akarna Therapeutics, Ltd.	-	-	(39.6)	-	-	-	-	-	-	-
Heptares Therapeutics Ltd.	-	-	(15.0)	-	-	-	-	-	-	-
Lyndra, Inc.	-	-	(15.0)	-	-	-	-	-	-	-
Other	-	-	(31.9)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	127.3	(75.7)	-	-	-	-	-	-	-
Net income impact of determining that the loss on investment of Teva securities is other-than-temporary	-	-	-	-	-	-	-	-	3,273.5	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(26.8)	-	-
Termination of agreement for SER-120	-	-	-	-	-	-	(147.4)	-	-	-
Impairment of Restasis® intangible assets and dry eye IPR&D projects acquired in the Allergan acquisition	-	-	-	-	-	-	(3,394.0)	-	-	-
Impairment of Aczone® intangible assets	-	-	-	-	-	-	(646.0)	-	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(567.0)	-	-	-
Decrease in realization of certain R&D projects acquired in the Uteron acquisition	-	-	-	-	-	-	(91.3)	-	-	-
Decrease in realization of certain R&D projects acquired in the Warner Chilcott acquisition	-	-	-	-	-	-	(278.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(17.8)	-	-	-
Settlement of Naurex, Inc. agreement	-	-	-	-	-	-	-	-	(20.0)	-
Impact of debt refinancing	-	-	-	-	(12.6)	-	-	-	161.5	-
Litigation settlement related charges	-	-	-	-	(74.3)	-	-	-	-	-
Other adjustments	-	(12.5)	0.7	(1.5)	13.1	(5,274.9)	-	-	6.0	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	3,150.3
Discrete income tax events	-	-	-	-	-	-	-	-	-	220.7
Non-GAAP Adjusted	$11,614.6	$1,521.6	$1,193.1	$2,555.7	$866.3	$-	$-	$(806.1)	$54.4	$618.9

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the nine months ended September 30, 2018 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the nine months ended September 30, 2018 excludes a net discrete tax benefit of approximately $334.0 million related to the tax effects of integration activities, a change in the applicable tax rate on certain temporary differences, share-based compensation, uncertain tax positions and other individually insignificant items.

The following table presents a reconciliation of Allergan plc's reported net (loss) from continuing operations attributable to shareholders and diluted earnings per share to non-GAAP performance net income and non-GAAP performance net income per share for the three and nine months ended September 30, 2018 and 2017:

Table 6
ALLERGAN PLC
RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP to Non-GAAP Performance net income calculation

GAAP (loss) from continuing operations attributable to shareholders	$(37.9)	$(3,949.6)	$(796.5)	$(7,229.2)
Adjusted for:
Amortization	1,588.5	1,781.0	4,983.2	5,274.9
Acquisition, divestiture and licensing (income) / charges	(77.7)	1,404.5	235.8	4,036.1
Accretion and fair-value adjustments to contingent consideration	(11.4)	(66.8)	(113.2)	(51.6)
Impairment/asset sales and related costs	(0.4)	4,076.8	1,070.3	5,141.5
Other	7.5	13.8	(26.7)	187.9
Non-acquisition restructurings, including Global Supply Chain initiatives	10.1	39.7	54.4	39.7
Legal settlements	1.1	32.9	40.4	74.3
Income taxes on items above and other discrete income tax adjustments	(26.6)	(1,860.6)	(1,181.3)	(3,371.0)
Non-GAAP performance net income attributable to shareholders	$1,453.2	$1,471.7	$4,266.4	$4,102.6

Diluted earnings per share

Diluted (loss) per share from continuing operations attributable to shareholders- GAAP	$(0.11)	$(11.84)	$(2.36)	$(21.61)

Non-GAAP performance net income per share attributable to shareholders	$4.25	$4.15	$12.41	$11.51

Basic weighted average ordinary shares outstanding	339.0	333.5	337.6	334.6
Effect of dilutive securities:
Dilutive shares	2.7	21.4	6.2	21.9
Diluted weighted average ordinary shares outstanding	341.7	354.9	343.8	356.5

We define adjusted EBITDA as an amount equal to consolidated net income / (loss) from continuing operations attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) stock-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan's global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition and divestitures of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP adjusted operating income as adjusted EBITDA including depreciation and certain stock-based compensation charges and excluding dividend income, fair value accounting results included within other income (expense), net and other-than-temporary investment impairments included within other income (expense), net.

The following table presents a reconciliation of Allergan plc's reported net (loss) from continuing operations attributable to shareholders for the three and nine months ended September 30, 2018 and 2017 to adjusted EBITDA and adjusted operating income:

Table 7
ALLERGAN PLC
ADJUSTED EBITDA and NON-GAAP OPERATING INCOME, RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP (loss) from continuing operations attributable to shareholders	$(37.9)	$(3,949.6)	$(796.5)	$(7,229.2)
Plus:
Interest expense	220.4	265.2	701.0	832.3
Interest income	(10.0)	(11.1)	(33.6)	(53.0)
Provision / (benefit) for income taxes	213.4	(1,638.8)	(474.0)	(2,752.1)
Depreciation	44.5	42.0	149.7	123.2
Amortization	1,588.5	1,781.0	4,983.2	5,274.9
EBITDA	$2,018.9	$(3,511.3)	$4,529.8	$(3,803.9)
Adjusted for:
Acquisition, divestiture and licensing (income) / charges	(74.7)	1,394.3	227.6	3,972.9
Impairment/asset sales and related costs	(0.4)	4,076.8	1,070.3	5,141.5
Other	7.5	13.8	(26.7)	187.9
Non-acquisition restructurings, including Global Supply Chain initiatives, excluding depreciation	8.9	39.7	50.2	39.7
Legal settlements	1.1	32.9	40.4	74.3
Accretion and fair-value adjustments to contingent consideration	(11.4)	(66.8)	(113.2)	(51.6)
Share-based compensation including cash settlements	57.8	72.3	185.2	252.3
Adjusted EBITDA	$2,007.7	$2,051.7	$5,963.6	$5,813.1
Adjusted for:
Depreciation	(43.3)	(42.0)	(145.5)	(123.2)
Dividend income	-	(8.5)	-	(76.7)
Other income (expense) related to fair value accounting*	(4.0)	22.3	(18.8)	22.3
Share-based compensation not related to restructuring charges and purchase accounting impact on stock-based compensation for acquired awards	(55.3)	(55.3)	(161.3)	(162.3)
Non-GAAP Operating Income	$1,905.1	$1,968.2	$5,638.0	$5,473.2

* YTD 2018 amounts relate to mark to market adjustments on available for sale securities and non-service components of pension costs based on ASU 2016-01 and ASU 2017-07, respectively.  Amounts in the three and nine months ended September 30, 2017 represent an other-than-temporary impairment of securities.

The following table details Allergan plc's segment contribution reconciled to the non-GAAP contribution for the same financial statement line items for the three and nine months ended September 30, 2018 and 2017. Included within our corporate function are shared costs, including above site and unallocated costs associated with running our global manufacturing facilities, corporate general and administrative expenses and corporate initiatives.

										Table 8
ALLERGAN PLC
Segment Contribution to Non-GAAP Allergan plc Contribution
(Unaudited; $ in millions)

	Three Months Ended September 30, 2018					Three Months Ended September 30, 2017
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total Company	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total Company
Net revenues	$1,706.2	$1,381.3	$821.6	$2.3	$3,911.4	$1,724.8	$1,497.4	$807.8	$4.3	$4,034.3
Operating expenses:
Cost of sales(1)	143.0	219.6	130.7	86.3	579.6	131.4	225.5	116.3	85.6	558.8
Selling and marketing	313.7	233.2	206.0	(0.1)	752.8	353.5	247.7	224.8	0.5	826.5
General and administrative	47.3	37.7	35.1	158.5	278.6	54.8	47.7	28.3	142.3	273.1
Segment contribution	$1,202.2	$890.8	$449.8	$(242.4)	$2,300.4	$1,185.1	$976.5	$438.4	$(224.1)	$2,375.9
Segment margin	70.5%	64.5%	54.7%	n.m.	58.8%	68.7%	65.2%	54.3%	n.m.	58.9%
Segment gross margin(2)	91.6%	84.1%	84.1%	n.m.	85.2%	92.4%	84.9%	85.6%	n.m.	86.1%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Nine Months Ended September 30, 2018					Nine Months Ended September 30, 2017
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total Company	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total Company
Net revenues	$5,111.5	$3,925.0	$2,634.5	$11.7	$11,682.7	$4,921.8	$4,270.9	$2,403.6	$18.3	$11,614.6
Operating expenses:
Cost of sales(1)	425.9	604.0	391.0	263.9	1,684.8	349.4	623.2	341.6	207.4	1,521.6
Selling and marketing	970.2	713.5	697.9	-	2,381.6	1,040.7	838.3	673.2	3.5	2,555.7
General and administrative	145.6	111.3	100.4	475.6	832.9	149.4	129.7	86.5	500.7	866.3
Segment contribution	$3,569.8	$2,496.2	$1,445.2	$(727.8)	$6,783.4	$3,382.3	$2,679.7	$1,302.3	$(693.3)	$6,671.0
Segment margin	69.8%	63.6%	54.9%	n.m.	58.1%	68.7%	62.7%	54.2%	n.m.	57.4%
Segment gross margin(2)	91.7%	84.6%	85.2%	n.m.	85.6%	92.9%	85.4%	85.8%	n.m.	86.9%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table details Allergan plc's product revenue for significant promoted products within the US Specialized Therapeutics segment for the three and nine months ended September 30, 2018 and 2017.

Table 9
ALLERGAN PLC
US Specialized Therapeutics Product Revenue
(Unaudited; in millions)

	Three Months Ended September 30,		Change
	2018	2017	Dollars	%
Total Eye Care	$570.3	$635.3	$(65.0)	(10.2)%
Restasis®	298.0	366.8	(68.8)	(18.8)%
Alphagan®/Combigan®	95.4	92.7	2.7	2.9%
Lumigan®/Ganfort®	78.0	83.3	(5.3)	(6.4)%
Ozurdex®	28.6	24.6	4.0	16.3%
Eye Drops	54.8	53.7	1.1	2.0%
Other Eye Care	15.5	14.2	1.3	9.2%
Total Medical Aesthetics	657.1	602.3	54.8	9.1%
Facial Aesthetics	348.4	314.9	33.5	10.6%
Botox® Cosmetics	216.0	189.7	26.3	13.9%
Juvederm Collection	127.2	115.6	11.6	10.0%
Kybella®	5.2	9.6	(4.4)	(45.8)%
Plastic Surgery	58.2	58.0	0.2	0.3%
Breast Implants	58.2	58.0	0.2	0.3%
Regenerative Medicine	133.4	113.7	19.7	17.3%
Alloderm®	105.8	84.6	21.2	25.1%
Other Regenerative Medicine	27.6	29.1	(1.5)	(5.2)%
Body Contouring	84.9	83.4	1.5	1.8%
Coolsculpting Systems & Add On Applicators	29.4	33.1	(3.7)	(11.2)%
Coolsculpting Consumables	55.5	50.3	5.2	10.3%
Skin Care	32.2	32.3	(0.1)	(0.3)%
SkinMedica®	19.9	18.7	1.2	6.4%
Latisse®	12.3	13.6	(1.3)	(9.6)%
Total Medical Dermatology	35.1	70.1	(35.0)	(49.9)%
Aczone®	17.4	46.7	(29.3)	(62.7)%
Tazorac®	9.3	15.1	(5.8)	(38.4)%
Other Medical Dermatology	8.4	8.3	0.1	1.2%
Total Neuroscience & Urology	427.9	397.2	30.7	7.7%
Botox® Therapeutics(3)	407.4	368.9	38.5	10.4%
Rapaflo®	20.5	28.3	(7.8)	(27.6)%
Other Revenues	15.8	19.9	(4.1)	(20.6)%
Net Revenues	$1,706.2	$1,724.8	$(18.6)	(1.1)%

Operating expenses:
Cost of sales(1)	143.0	131.4	11.6	8.8%
Selling and marketing	313.7	353.5	(39.8)	(11.3)%
General and administrative	47.3	54.8	(7.5)	(13.7)%
Segment contribution	$1,202.2	$1,185.1	$17.1	1.4%
Segment margin	70.5%	68.7%		1.8%
Segment gross margin(2)	91.6%	92.4%		(0.8)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

(3) Botox Therapeutics includes Botox Hyperhidrosis, which was previously included within Medical Dermatology.  The amount of Botox Hyperhidrosis for the three months ended September 30, 2017 was $16.8 million.

	Nine Months Ended September 30,		Change
	2018	2017	Dollars	%

Total Eye Care	$1,648.4	$1,788.5	$(140.1)	(7.8)%
Restasis®	872.0	1,012.0	(140.0)	(13.8)%
Alphagan®/Combigan®	277.7	275.5	2.2	0.8%
Lumigan®/Ganfort®	217.8	236.6	(18.8)	(7.9)%
Ozurdex®	81.7	72.0	9.7	13.5%
Eye Drops	154.8	152.2	2.6	1.7%
Other Eye Care	44.4	40.2	4.2	10.4%
Total Medical Aesthetics	2,036.3	1,736.3	300.0	17.3%
Facial Aesthetics	1,063.6	982.8	80.8	8.2%
Botox® Cosmetics	649.2	583.8	65.4	11.2%
Juvederm Collection	389.8	361.6	28.2	7.8%
Kybella®	24.6	37.4	(12.8)	(34.2)%
Plastic Surgery	194.8	173.6	21.2	12.2%
Breast Implants	194.8	173.6	21.2	12.2%
Regenerative Medicine	399.2	305.0	94.2	30.9%
Alloderm®	312.4	223.3	89.1	39.9%
Other Regenerative Medicine	86.8	81.7	5.1	6.2%
Body Contouring	280.3	162.3	118.0	72.7%
Coolsculpting Systems & Add On Applicators	99.5	64.1	35.4	55.2%
Coolsculpting Consumables	180.8	98.2	82.6	84.1%
Skin Care	98.4	112.6	(14.2)	(12.6)%
SkinMedica®	58.8	72.1	(13.3)	(18.4)%
Latisse®	39.6	40.5	(0.9)	(2.2)%
Total Medical Dermatology	111.0	204.9	(93.9)	(45.8)%
Aczone®	54.5	128.3	(73.8)	(57.5)%
Tazorac®	25.1	51.3	(26.2)	(51.1)%
Other Medical Dermatology	31.4	25.3	6.1	24.1%
Total Neuroscience & Urology	1,268.2	1,138.1	130.1	11.4%
Botox® Therapeutics (3)	1,205.2	1,058.2	147.0	13.9%
Rapaflo®	63.0	79.9	(16.9)	(21.2)%
Other Revenues	47.6	54.0	(6.4)	(11.9)%
Net Revenues	$5,111.5	$4,921.8	$189.7	3.9%

Operating expenses:
Cost of sales(1)	425.9	349.4	76.5	21.9%
Selling and marketing	970.2	1,040.7	(70.5)	(6.8)
General and administrative	145.6	149.4	(3.8)	(2.5)%
Segment contribution	$3,569.8	$3,382.3	$187.5	5.5%
Segment margin	69.8%	68.7%		1.1%
Segment gross margin(2)	91.7%	92.9%		(1.2)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

(3) Botox Therapeutics includes Botox Hyperhidrosis, which was previously included within Medical Dermatology.  The amount of Botox Hyperhidrosis for the nine months ended September 30, 2017 was $50.4 million.

The following table details Allergan plc's product revenue for significant promoted products within the US General Medicine segment for the three and nine months ended September 30, 2018 and 2017.
Table 10
ALLERGAN PLC
US General Medicine Product Revenue
(Unaudited; in millions)

	Three Months Ended September 30,		Change
	2018	2017	Dollars	%
Total Central Nervous System (CNS)	$307.2	$355.2	$(48.0)	(13.5)%
Namenda XR®	16.2	114.3	(98.1)	(85.8)%
Namzaric®	28.0	37.0	(9.0)	(24.3)%
Viibryd®/Fetzima®	88.5	86.5	2.0	2.3%
Vraylar™	138.0	80.2	57.8	72.1%
Saphris®	36.4	37.2	(0.8)	(2.2)%
Namenda® IR	0.1	-	0.1	n.a.
Total Gastrointestinal (GI)	453.3	443.5	9.8	2.2%
Linzess®	204.8	190.9	13.9	7.3%
Asacol®/Delzicol®	32.1	49.5	(17.4)	(35.2)%
Carafate®/Sulcrate®	53.4	58.7	(5.3)	(9.0)%
Zenpep®	62.1	56.8	5.3	9.3%
Canasa®/Salofalk®	46.8	39.0	7.8	20.0%
Viberzi®	46.8	40.9	5.9	14.4%
Other GI	7.3	7.7	(0.4)	(5.2)%
Total Women's Health	213.1	265.7	(52.6)	(19.8)%
Lo Loestrin®	141.5	120.0	21.5	17.9%
Estrace® Cream	14.8	101.6	(86.8)	(85.4)%
Minastrin® 24	0.6	3.6	(3.0)	(83.3)%
Liletta®	12.7	9.3	3.4	36.6%
Other Women's Health	43.5	31.2	12.3	39.4%
Total Anti-Infectives	74.2	67.2	7.0	10.4%
Teflaro®	33.4	29.1	4.3	14.8%
Dalvance®	9.2	16.1	(6.9)	(42.9)%
Avycaz®	24.7	16.9	7.8	46.2%
Other Anti-Infectives	6.9	5.1	1.8	35.3%
Diversified Brands	296.1	318.7	(22.6)	(7.1)%
Bystolic® /Byvalson®	151.2	164.2	(13.0)	(7.9)%
Armour Thyroid	48.0	38.5	9.5	24.7%
Savella®	22.4	24.0	(1.6)	(6.7)%
Lexapro®	15.6	12.9	2.7	20.9%
PacPharma	2.5	3.0	(0.5)	(16.7)%
Other Diversified Brands	56.4	76.1	(19.7)	(25.9)%
Other Revenues	37.4	47.1	(9.7)	(20.6)%
Net revenues	$1,381.3	$1,497.4	$(116.1)	(7.8)%

Operating expenses:
Cost of sales(1)	219.6	225.5	(5.9)	(2.6)%
Selling and marketing	233.2	247.7	(14.5)	(5.9)%
General and administrative	37.7	47.7	(10.0)	(21.0)%
Segment contribution	$890.8	$976.5	$(85.7)	(8.8)%
Segment margin	64.5%	65.2%		(0.7)%
Segment gross margin(2)	84.1%	84.9%		(0.8)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Nine Months Ended September 30,		Change
	2018	2017	Dollars	%

Total Central Nervous System (CNS)	$839.9	$1,010.9	$(171.0)	(16.9)%
Namenda XR®	60.1	355.0	(294.9)	(83.1)%
Namzaric®	93.2	94.0	(0.8)	(0.9)%
Viibryd®/Fetzima®	246.9	244.2	2.7	1.1%
Saphris®	102.9	117.5	(14.6)	(12.4)%
Vraylar™	336.6	200.1	136.5	68.2%
Namenda® IR	0.2	0.1	0.1	100.0%
Total Gastrointestinal (GI)	1,273.9	1,241.8	32.1	2.6%
Linzess®	555.9	506.3	49.6	9.8%
Asacol®/Delzicol®	102.9	152.7	(49.8)	(32.6)%
Carafate®/Sulcrate®	163.7	176.6	(12.9)	(7.3)%
Zenpep®	170.5	153.8	16.7	10.9%
Canasa®/Salofalk®	130.4	115.7	14.7	12.7%
Viberzi®	127.6	113.7	13.9	12.2%
Other GI	22.9	23.0	(0.1)	(0.4)%
Total Women's Health	572.9	758.4	(185.5)	(24.5)%
Lo Loestrin®	383.9	332.8	51.1	15.4%
Estrace® Cream	34.3	265.1	(230.8)	(87.1)%
Minastrin® 24	6.6	56.1	(49.5)	(88.2)%
Liletta®	36.3	23.1	13.2	57.1%
Other Women's Health	111.8	81.3	30.5	37.5%
Total Anti-Infectives	225.6	190.7	34.9	18.3%
Teflaro®	98.0	92.7	5.3	5.7%
Dalvance®	38.8	40.9	(2.1)	(5.1)%
Avycaz®	70.0	42.7	27.3	63.9%
Other Anti-Infectives	18.8	14.4	4.4	30.6%
Diversified Brands	855.9	923.2	(67.3)	(7.3)%
Bystolic® /Byvalson®	432.1	454.7	(22.6)	(5.0)%
Armour Thyroid	145.4	117.8	27.6	23.4%
Savella®	61.4	74.3	(12.9)	(17.4)%
Lexapro®	44.8	39.4	5.4	13.7%
PacPharma	10.6	9.7	0.9	9.3%
Other Diversified Brands	161.6	227.3	(65.7)	(28.9)%
Other Revenues	156.8	145.9	10.9	7.5%
Net revenues	$3,925.0	$4,270.9	$(345.9)	(8.1)%

Operating expenses:
Cost of sales(1)	604.0	623.2	(19.2)	(3.1)%
Selling and marketing	713.5	838.3	(124.8)	(14.9)%
General and administrative	111.3	129.7	(18.4)	(14.2)%
Segment contribution	$2,496.2	$2,679.7	$(183.5)	(6.8)%
Segment margin	63.6%	62.7%		0.9%
Segment gross margin(2)	84.6%	85.4%		(0.8)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
The following table details Allergan plc's product revenue for significant promoted products within the International segment for the three and nine months ended September 30, 2018 and 2017.
Table 11
ALLERGAN PLC
International Product Revenue
(Unaudited; in millions)

	Three Months Ended September 30,		Change
	2018	2017	Dollars	%
Total Eye Care	$289.0	$317.9	$(28.9)	(9.1)%
Lumigan®/Ganfort®	94.8	91.5	3.3	3.6%
Alphagan®/Combigan®	40.5	43.4	(2.9)	(6.7)%
Ozurdex®	25.8	50.2	(24.4)	(48.6)%
Optive®	27.1	28.4	(1.3)	(4.6)%
Other Eye Drops	39.7	42.8	(3.1)	(7.2)%
Restasis®	13.6	15.5	(1.9)	(12.3)%
Other Eye Care	47.5	46.1	1.4	3.0%
Total Medical Aesthetics	369.0	331.1	37.9	11.4%
Facial Aesthetics	303.6	259.6	44.0	16.9%
Botox® Cosmetics	163.4	131.5	31.9	24.3%
Juvederm Collection	138.6	126.5	12.1	9.6%
Belkyra® (Kybella®)	1.6	1.6	-	0.0%
Plastic Surgery	35.9	38.5	(2.6)	(6.8)%
Breast Implants	35.6	38.1	(2.5)	(6.6)%
Earfold™	0.3	0.4	(0.1)	(25.0)%
Regenerative Medicine	3.3	5.1	(1.8)	(35.3)%
Alloderm®	1.0	1.5	(0.5)	(33.3)%
Other Regenerative Medicine	2.3	3.6	(1.3)	(36.1)%
Body Contouring	22.5	24.0	(1.5)	(6.3)%
Coolsculpting Systems & Add On Applicators	8.3	10.2	(1.9)	(18.6)%
Coolsculpting Consumables	14.2	13.8	0.4	2.9%
Skin Care	3.7	3.9	(0.2)	(5.1)%
Botox® Therapeutics and Other	145.1	141.8	3.3	2.3%
Botox® Therapeutics	92.9	84.4	8.5	10.1%
Asacol®/Delzicol®	10.9	11.9	(1.0)	(8.4)%
Constella®	5.7	5.7	-	0.0%
Other Products	35.6	39.8	(4.2)	(10.6)%
Other Revenues	18.5	17.0	1.5	8.8%
Net revenues	$821.6	$807.8	$13.8	1.7%

Operating expenses:
Cost of sales(1)	130.7	116.3	14.4	12.4%
Selling and marketing	206.0	224.8	(18.8)	(8.4)%
General and administrative	35.1	28.3	6.8	24.0%
Segment contribution	$449.8	$438.4	$11.4	2.6%
Segment margin	54.7%	54.3%		0.4%
Segment gross margin(2)	84.1%	85.6%		(1.5)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Nine Months Ended September 30,		Change
	2018	2017	Dollars	%

Total Eye Care	$986.4	$939.4	$47.0	5.0%
Lumigan®/Ganfort®	295.7	271.8	23.9	8.8%
Alphagan®/Combigan®	129.3	128.4	0.9	0.7%
Ozurdex®	158.1	152.5	5.6	3.7%
Optive®	85.6	83.5	2.1	2.5%
Other Eye Drops	122.4	123.7	(1.3)	(1.1)%
Restasis®	47.9	46.7	1.2	2.6%
Other Eye Care	147.4	132.8	14.6	11.0%
Total Medical Aesthetics	1,137.3	977.3	160.0	16.4%
Facial Aesthetics	929.5	793.1	136.4	17.2%
Botox® Cosmetics	483.4	402.0	81.4	20.2%
Juvederm Collection	440.8	386.0	54.8	14.2%
Belkyra® (Kybella®)	5.3	5.1	0.2	3.9%
Plastic Surgery	120.7	118.0	2.7	2.3%
Breast Implants	119.6	116.8	2.8	2.4%
Earfold™	1.1	1.2	(0.1)	(8.3)%
Regenerative Medicine	12.9	10.7	2.2	20.6%
Alloderm®	5.5	5.0	0.5	10.0%
Other Regenerative Medicine	7.4	5.7	1.7	29.8%
Body Contouring	62.6	46.7	15.9	34.0%
Coolsculpting Systems & Add On Applicators	21.8	20.4	1.4	6.9%
Coolsculpting Consumables	40.8	26.3	14.5	55.1%
Skin Care	11.6	8.8	2.8	31.8%
Botox® Therapeutics and Other	461.4	426.8	34.6	8.1%
Botox® Therapeutics	293.7	260.6	33.1	12.7%
Asacol®/Delzicol®	35.0	36.8	(1.8)	(4.9)%
Constella®	17.7	16.1	1.6	9.9%
Other Products	115.0	113.3	1.7	1.5%
Other Revenues	49.4	60.1	(10.7)	(17.8)%
Net revenues	$2,634.5	$2,403.6	$230.9	9.6%

Operating expenses:
Cost of sales(1)	391.0	341.6	49.4	14.5%
Selling and marketing	697.9	673.2	24.7	3.7%
General and administrative	100.4	86.5	13.9	16.1%
Segment contribution	1,445.2	1,302.3	142.9	11.0%
Segment margin	54.9%	54.2%		0.7%
Segment gross margin(2)	85.2%	85.8%		(0.6)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table provides a reconciliation of anticipated GAAP loss from continuing operations to non-GAAP performance net income attributable to shareholders for the twelve months ending December 31, 2018:

	Table 12

	Twelve months ending December 31, 2018
(in millions, except per share information)	LOW	HIGH
GAAP (loss) from continuing operations attributable to shareholders	$(1,095.0)	$(955.0)
Adjusted for:
Amortization	6,550.0	6,550.0
Acquisition, divestiture, licensing and other non-recurring charges	520.0	520.0
Accretion and fair-value adjustments to contingent consideration	(110.0)	(110.0)
Impairment/asset sales and related costs	1,075.0	1,075.0
Other	(35.0)	(35.0)
Non-acquisition restructurings, including Global Supply Chain initiatives	60.0	60.0
Legal settlements	40.0	40.0
Income taxes on items above and other discrete income tax adjustments	(1,450.0)	(1,450.0)
Non-GAAP performance net income attributable to shareholders	5,555.0	5,695.0

Diluted earnings per share

Diluted (loss) per share from continuing operations attributable to shareholders- GAAP	$(3.22)	$(2.81)

Non-GAAP performance diluted net income per share attributable to shareholders	$16.20	$16.60

Basic weighted average ordinary shares outstanding	340.0	340.0
Effect of dilutive securities:
Dilutive shares	3.0	3.0
Diluted weighted average ordinary shares outstanding	343.0	343.0